Exhibit 10.5
DEVELOPERS DIVERSIFIED REALTY CORPORATION
VALUE SHARING EQUITY PROGRAM
     This Developers Diversified Realty Corporation Value Sharing Equity Program (as may be amended, modified or supplemented from time to time, the “Program”) is established as of July 29, 2009, by Developers Diversified Realty Corporation, an Ohio corporation (the “Company”).
     The Program is designed to allow the Company to reward its officers and other key employees for successful efforts in helping the Company achieve superior financial performance, as measured by increases in the Company’s adjusted market capitalization over pre-established periods of time. Effective as of the date first written above (the “Effective Date”), the Program is hereby established on the following terms and subject to the following conditions:
     1. Operation Under the Equity Plan. The Program is adopted to operate pursuant to the Equity Plan and is subject to the terms and conditions set forth herein and in the Equity Plan. In the event of any inconsistency between the Equity Plan and the Program, the terms and conditions set forth in the Equity Plan shall control.
     2. Administration.
          (a) The Program will be administered by the Committee. The Committee shall have full power to interpret and administer the Program.
          (b) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Program as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Program and any Award issued under the Program (and any agreements relating thereto); to direct Eligible Employees or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Program.
          (c) Any interpretation or administration of the Program by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, subsidiaries, affiliates, all Participants and Eligible Employees, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Program.
     3. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the 2008 Equity Plan. In addition, as used herein:
     “2008 Equity Plan” means the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan, as amended and restated (as may be amended, modified or supplemented from time to time).

     “Additional Common Shares” means, for each applicable Measurement Period, the aggregate number of Common Shares equal to the excess, if any, of (a) the Ending Shares Outstanding minus (b) the Starting Shares Outstanding; provided, that the number of Additional Common Shares will not be less than zero.
     “Award” means an Other Share-Based Award that entitles the Participant to earn Award Shares as determined in accordance with the terms and provisions of the Program.
     “Award Shares” means, for each applicable Measurement Period, the number of Common Shares earned by a Participant for such Measurement Period pursuant to an Other Share-Based Award, which Award Shares shall be subject to the additional time-based vesting requirements provided in Section 8 hereof.
     “Cash Payments” has the meaning set forth in Section 8(a) hereof.
     “Cause” means, unless otherwise provided by the Committee (in order of applicability) (a) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) conviction of the Participant for committing a felony under federal law or in the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s employment duties, (iii) willful and deliberate failure on the part of the Participant to perform the Participant’s employment duties in any material respect, or (iv) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
     “Change in Control” means the occurrence of any of the following:
     (a) consummation of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company;
     (b) any person or other entity (other than the Company or a subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Common Shares (or securities convertible into Common Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 30% or more of the voting power of the Company’s outstanding securities without the prior consent of the Board; or
     (c) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board; provided, that any person becoming a director of the Company during such two-year period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors who at the beginning of such period constituted the entire Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee of the Company for director), but excluding for this purpose any person whose initial assumption of office as a director of the Company occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, the corporation, partnership, group, associate or other entity or person other than the Board, shall be, for purposes of this definition, considered as though such person was a member of the Board at the beginning of such period.
     “Change in Control Measurement Date” means the date upon which a Change in Control first occurs.
     “Common Share” means a common share, par value $0.10 per share, of the Company.
     “Company” has the meaning set forth in the preamble hereof.
     “Disabled.” A Participant shall be considered Disabled if the Participant has suffered a Disability.
     “Effective Date” has the meaning set forth in the preamble hereof.
     “Ending Share Price” means the average Share Price for a Common Share for the five-trading-day period ending on the applicable Measurement Date.
     “Ending Shares Outstanding” means the aggregate number of Common Shares issued and outstanding, plus the aggregate number of Common Shares for which the OP Units are then exchangeable, as of the applicable Measurement Date.
     “Eligible Employees” means the employees of the Company.
     “Equity Plan” means, unless otherwise determined by the Committee from time to time, the equity-based award plan most recently adopted by the Company among the 2008 Equity Plan and the Other Equity-Based Award Plans under which the Company may grant equity-based performance awards such as Other Share-Based Awards to employees of the Company.
     “Equity Plan Limit” means the aggregate number of Common Shares available from time to time for issuance under the Equity Plan.
     “Equity Raised” means an amount equal to the sum of the aggregate value received by the Company during the period between the Effective Date through and including the applicable Measurement Date pursuant to (a) the issuance of Additional Common Shares, (b) the exercise of any warrants representing the right to purchase Common Shares and (c) the conversion of any Company convertible debt into Company equity (with such Company convertible debt calculated for purposes of this definition at face value).
     “Equity Repurchased” means the aggregate amount paid by the Company during the period between the Effective Date through and including the applicable Measurement Date for the repurchase of Common Shares by the Company.
     “Fifth Measurement Date” means July 31, 2012.

     “Fifth Measurement Period” has the meaning set forth in the definition of Measurement Period.
     “Final Measurement Date” means December 31, 2012.
     “Final Measurement Period” has the meaning set forth in the definition of Measurement Period.
     “First Measurement Date” means July 31, 2010.
     “First Measurement Period” has the meaning set forth in the definition of Measurement Period.
     “Fourth Measurement Date” means January 31, 2012.
     “Fourth Measurement Period” has the meaning set forth in the definition of Measurement Period.
     “Gross Award Shares” means, for each applicable Measurement Period, a number of Award Shares (rounded up to the nearest whole number of Award Shares) equal to the quotient of (a) the Participant’s Share of Value Created divided by (b) the Ending Share Price on the applicable Measurement Date for such Measurement Period.
     “Individual Agreement” means an employment or similar agreement between a Participant and the Company.
     “Initial Market Capitalization” means a value equal to the product of (a) the Starting Shares Outstanding multiplied by (b) the Starting Share Price.
     “Market Capitalization” means, with respect to an applicable Measurement Date, a value equal to the product of (a) the Ending Shares Outstanding multiplied by (b) the Ending Share Price.
     “Measurement Date” means, for each applicable Measurement Period, the earlier of the Change in Control Measurement Date or, as applicable, (a) the First Measurement Date, (b) the Second Measurement Date, (c) the Third Measurement Date, (d) the Fourth Measurement Date, (e) the Fifth Measurement Date, or (f) the Final Measurement Date.
     “Measurement Period” means each of the following periods: (a) the period commencing on the Effective Date and ending on the First Measurement Date (or the Change in Control Measurement Date, if applicable) (the “First Measurement Period”); (b) the period commencing on the first day immediately subsequent to the First Measurement Date and ending on the Second Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Second Measurement Period”); (c) the period commencing on the first day immediately subsequent to the Second Measurement Date and ending on the Third Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Third Measurement Period”); (d) the period commencing on the first day immediately subsequent to the Third Measurement Date and ending on the Fourth Measurement Date (or the Change in Control Measurement Date, if applicable)

(the “Fourth Measurement Period”); (e) the period commencing on the first day immediately subsequent to the Fourth Measurement Date and ending on the Fifth Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Fifth Measurement Period”); and (f) the period commencing on the first day immediately subsequent to the Fifth Measurement Date and ending on the Final Measurement Date (or the Change in Control Measurement Date, if applicable) (the “Final Measurement Period”).
     “Notice of Grant” means an agreement between the Company and a Participant substantially in the form of Exhibit B attached hereto, with such other terms and provisions as the Committee may determine from time to time.
     “OP Units” means the operating partnership minority interests in the Company.
     “Other Equity-Based Award Plans” means any equity-based award plans (other than the 2008 Equity Plan) maintained by the Company from time to time.
     “Participant” means an Eligible Employee determined by the Committee to participate under the Program.
     “Participant’s Share of Value Created” means: (a) for the First Measurement Period, a value equal to the product of (1) Value Created and (2) two-sevenths of the Participant’s Value Sharing Opportunity; (b) for the Second Measurement Period, a value equal to the product of (1) Value Created and (2) three-sevenths of the Participant’s Value Sharing Opportunity; (c) for the Third Measurement Period, a value equal to the product of (1) Value Created and (2) four-sevenths of the Participant’s Value Sharing Opportunity; (d) for the Fourth Measurement Period, a value equal to the product of (1) Value Created and (2) five-sevenths of the Participant’s Value Sharing Opportunity; (e) for the Fifth Measurement Period, a value equal to the product of (1) Value Created and (2) six-sevenths of the Participant’s Value Sharing Opportunity; and (f) for the Final Measurement Period, the Participant’s Value Sharing Opportunity.
     “Pro Rata Gross Award Shares” means, for each applicable Measurement Period, a number of Award Shares equal to the product of (a)(i) the Gross Award Shares minus (ii) the number of Award Shares, if any, previously earned by the Participant under the Program, multiplied by (b) a fraction, the numerator of which equals the number of days in the Measurement Period through and including the date of the Participant’s death or Disability or the date on which the Participant’s employment with the Company is terminated without Cause, as applicable, and the denominator of which equals the total number of days in the Measurement Period.
     “Program” has the meaning set forth in the preamble hereof.
     “Second Measurement Date” means January 31, 2011.
     “Second Measurement Period” has the meaning set forth in the definition of Measurement Period.
     “Share Price” means, as of a given date (in order of applicability): (a) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on such date, or if Common Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (b) if Common Shares are not then traded on an exchange, the mean between the closing representative bid and asked prices for Common Shares on such date as reported by a national quotation system; (c) if Common Shares are not traded on an exchange and not quoted on a national quotation system, the mean between the closing bid and asked prices for Common Shares, on such date, as determined in good faith by the Committee; or (d) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith and in accordance with the applicable requirements of Code Section 409A and the regulations promulgated thereunder.
     “Starting Shares Outstanding” means the aggregate number of Common Shares issued and outstanding, plus the aggregate number of Common Shares for which the OP Units are then exchangeable, as of the Effective Date.
     “Starting Share Price” means the greater of (a) the average closing price of a Common Share as reported on the New York Stock Exchange over the 20 trading days ending on the Effective Date and (b) the closing price of a Common Share as reported on the New York Stock Exchange on the Effective Date.
     “Third Measurement Date” means July 31, 2011.
     “Third Measurement Period” has the meaning set forth in the definition of Measurement Period.
     “Undelivered Award Shares” has the meaning set forth in Section 8(a) hereof.
     “Value Created” means, for each applicable Measurement Period, an aggregate amount equal to (a) the Market Capitalization minus (b) the Initial Market Capitalization minus (c) the Equity Raised (if, during any Measurement Period, the Company issues Additional Common Shares) plus (d) the Equity Repurchased (if, during any Measurement Period, the Company repurchases Common Shares).
     “Value Sharing Opportunity” means a percentage established for each Participant from time to time by the Committee under the Program. As of the Effective Date, the aggregate amount of the Value Sharing Opportunities equals 2.8743%.
     “Vested Undelivered Award Shares” has the meaning set forth in Section 8(b) hereof.
     “Vesting Schedule” has the meaning set forth in Section 8(b) hereof.
     4. Participants and Value Sharing Opportunities. The Committee has determined that, as of the Effective Date, the Eligible Employees serving in the positions listed on Exhibit A shall be Participants and that each Participant shall be awarded the Value Sharing Opportunity designated on Exhibit A for such Participant, respectively. Any allocation or reallocation of, and any adjustment to, the Value Sharing Opportunities for the Participants shall be made at the sole discretion of the Committee; provided, however, that in no event shall the Committee reduce the Value Sharing Opportunity for any Participant.

     5. Awards; Notices of Grant. The Committee shall grant each Participant an Award. In order to participate in the Program and receive an Award, each Participant must execute and deliver to the Company a Notice of Grant, which Notice of Grant shall constitute the agreement or other instrument evidencing the Award as required under the Equity Plan. Each Notice of Grant and Award will be subject to the terms of the Program and the Equity Plan. In no event will an Award result in Participants being paid out Award Shares in excess of the annual award limit set forth in the Equity Plan.
     6. Determining Award Shares. With respect to each applicable Measurement Period, each Participant shall earn a number of Award Shares equal to the excess, if any, of (a) the Gross Award Shares minus (b) the number of Award Shares, if any, previously earned by the Participant under the Program; provided, that the number of Award Shares in each case will not be less than zero.
     7. Effect of Certain Events During a Measurement Period. For each Measurement Period, if any of the following events occurs during the Measurement Period, then, with respect to such Measurement Period, Participants shall not earn Award Shares pursuant to Section 6 hereof, but shall instead earn a number of Award Shares as determined pursuant to this Section 7 as follows:
          (a) If, during the Measurement Period, a Participant shall die or become Disabled, or the Participant’s employment with the Company is terminated by the Company without Cause, then (i) the Participant shall earn a number of Award Shares equal to the Pro Rata Gross Award Shares; provided, that the number of Pro Rata Gross Award Shares will not be less than zero, and (ii) the Participant shall immediately, as of the date of such death, Disability or termination of employment, forfeit any and all rights to receive Award Shares with respect to any and all subsequent Measurement Periods under the Program.
          (b) If, during the Measurement Period, a Participant’s employment with the Company is terminated for Cause or the Participant voluntarily terminates his or her employment with the Company for any reason, then (i) the Participant shall immediately, as of the date of such termination of employment, forfeit any and all rights to earn Award Shares with respect to such Measurement Period and any and all subsequent Measurement Periods under the Program, and (ii) any and all rights the Participant had, or may have had, under the Program will immediately, as of the date of such termination of employment, be forfeited without further action.
          (c) If, during the Measurement Period, a Change in Control occurs, then (i) the Participant shall earn a number of Award Shares equal to the excess, if any, of (a) the Gross Award Shares minus (b) the number of Award Shares, if any, previously earned by the Participant under the Program; provided, that the number of Award Shares in each case will not be less than zero, and (ii) all Participants shall immediately, as of the date of such Change in Control, forfeit any and all rights to earn any Award Shares with respect to any and all subsequent Measurement Periods under the Program.
     8. Payment; Additional Time-Based Vesting Requirements.

          (a) The Company will grant to each Participant (or to the estate, guardian or beneficiary of the Participant, as the case may be) any Award Shares earned by the Participant pursuant to an Award as soon as reasonably practicable following the applicable Measurement Date, but in no event later than 30 days after the applicable Measurement Date; provided, however, that, as determined by the Committee, to the extent any Participant is prohibited under the Equity Plan (other than because the grant of such Award Shares would cause the aggregate number of Common Shares issued by the Company under the Equity Plan to exceed the Equity Plan Limit) or otherwise from being granted or actually receiving in any particular calendar year any Award Shares previously earned by the Participant pursuant to an Award (the “Undelivered Award Shares”), such Undelivered Award Shares will be granted to the Participant (or to the estate, guardian or beneficiary of the Participant, as the case may be) in the immediately succeeding calendar year not later than January 15th of such immediately succeeding calendar year; provided further, that if any grant of Award Shares earned under the Program would cause the aggregate number of Common Shares issued by the Company under the Equity Plan to exceed the Equity Plan Limit, then each Participant (or the estate, guardian or beneficiary of the Participant, as the case may be), as applicable, shall be entitled to cash payments (“Cash Payments”) from the Company in an aggregate amount equal to the product of (i) the Share Price on the applicable Measurement Date multiplied by (ii) the number of Award Shares earned by the Participant the granting of which would cause the aggregate number of Common Shares issued by the Company under the Equity Plan to exceed the Equity Plan Limit, which Cash Payments will be paid by the Company according to the applicable Vesting Schedule and other vesting provisions provided in this Section 8 as if such Cash Payments were Award Shares being granted pursuant to this Section 8, but in all cases subject to the Committee’s ability to again pay Participants in Award Shares instead of Cash Payments if and when, as determined by the Committee, grants of Award Shares earned under the Program would no longer cause the aggregate number of Common Shares issued by the Company under the Equity Plan to exceed the Equity Plan Limit.
          (b) Unless otherwise determined by the Committee at the time an Award is granted, any Award Shares earned by a Participant under the Program and granted pursuant to Section 8(a) hereof, and any Undelivered Award Shares to be granted pursuant to Section 8(a) hereof, will be subject to the following additional time-based vesting requirements: (i) such Award Shares will vest in 20% annual increments beginning on the date of grant of the Award Shares and on each of the first four anniversaries of the date of grant of the Award Shares (the “Vesting Schedule”); and (ii) such Undelivered Award Shares will vest according to the same Vesting Schedule that would have been applicable had such Undelivered Award Shares been awarded as Award Shares pursuant to Section 8(a) hereof; provided, that to the extent that any portion of the Undelivered Award Shares would have vested according to the applicable Vesting Schedule prior to or as of the date on which such Undelivered Award Shares are actually granted pursuant to Section 8(a) hereof (the “Vested Undelivered Award Shares”), such Vested Undelivered Award Shares will be immediately vested when the Vested Undelivered Award Shares are actually granted pursuant to Section 8(a) hereof; provided further, that to the extent that any Award Shares or Undelivered Award Shares have been earned as a result of the Participant’s death or Disability pursuant to Section 7(a) hereof, such Award Shares or Undelivered Award Shares shall not be subject to the additional time-based vesting requirements described in this Section 8(b).

          (c) During the Vesting Schedule, the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber any Award Shares, Cash Payments or Undelivered Award Shares that remain unvested, and the Award Shares, Cash Payments and Undelivered Award Shares that remain unvested will also remain subject to forfeiture. Unless otherwise determined by the Committee, if a Participant’s employment with the Company terminates by reason of death or due to the Participant becoming Disabled during the Vesting Schedule, (i) any unvested Award Shares held by the Participant (or unvested Cash Payments) will be immediately vested (and any applicable restrictions will lapse), and (ii) all Undelivered Award Shares will be immediately vested (and any applicable restrictions will lapse) when such Undelivered Award Shares are actually granted pursuant to Section 8(a) hereof. Further, unless otherwise determined by the Committee or as provided for in an Individual Agreement, if a Participant’s employment with the Company is terminated without Cause during the Vesting Schedule, any unvested Award Shares held by the Participant (or unvested Cash Payments) and any Undelivered Award Shares shall not be forfeited by the Participant, but instead such unvested Award Shares (or unvested Cash Payments) and Undelivered Award Shares shall remain outstanding and shall continue to vest according to the Vesting Schedule described in Section 8(b) hereof. Unless otherwise determined by the Committee or as provided for in an Individual Agreement, if a Participant’s employment with the Company terminates during the Vesting Schedule for any reason other than due to death, due to the Participant becoming Disabled or due to the Participant’s employment with the Company being terminated without Cause during the Vesting Schedule, (A) any unvested Award Shares held by the Participant (or unvested Cash Payments) at the time of such termination will thereupon be forfeited, and (B) any Undelivered Award Shares other than Vested Undelivered Award Shares will thereupon be forfeited.
          (d) Except to the extent provided by Section 409A of the Code and as permitted by the Company, no Common Shares may be issued to the Participant and no cash payment may be made to the Participant at a time earlier than otherwise expressly provided in the Program.
          (e) The Company’s obligations to any Participant with respect to his or her Award will be satisfied in full upon the grant of any earned Award Shares (or Undelivered Award Shares, if applicable) corresponding to the Award or upon the payment of cash to the Participant pursuant to Section 8(a) hereof.
     9. Shareholder Rights and Restrictions.
          (a) No Participant shall have any rights as a shareholder of the Company (including, without limitation, the right to receive dividends or voting rights) with respect to an Award or any Award Shares until any earned Award Shares (or Undelivered Award Shares, if applicable) are issued.
          (b) Award Shares and Undelivered Award Shares shall be subject to the terms and conditions set forth in the Notice of Grant relating to such Award Shares and Undelivered Award Shares.

          (c) The obligations of the Company under this Program will be merely that of an unfunded and unsecured promise of the Company to deliver Award Shares in the future, and the rights of a Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Program.
     10. Transferability. Awards and unvested Award Shares will not be assignable or transferable by any Participant; provided, however, that no provision in the Program will prevent the transfer of an Award or any unvested Award Shares by will or the laws of descent and distribution in the event of the death of the Participant.
     11. Section 409A of the Code. It is intended that the Program comply with the provisions of Section 409A of the Code. The Program will be administered in a manner that is intended to comply with Section 409A of the Code.
     12. Interpretation. Any reference in the Program to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service.
     13. No Employment Rights. None of participation in the Program, the grant of any Award and the delivery of any Award Shares will confer upon any Participant any right with respect to continuance of employment by the Company.
     14. Severability. In the event that one or more of the provisions of the Program shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     15. Adjustments, Etc. In the event of any (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make such substitutions or adjustments, if any, as are deemed necessary or equitable in its sole discretion to preserve the intent of this Program and to avoid any unintended windfalls or hardships with respect to the number or valuation of Awards or Award Shares.
     16. Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Program, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the Award Shares required to be delivered to the Participant, Award Shares having a value equal to the amount required to be withheld, or by delivering to the Company Common Shares held by such Participant. The Award Shares or Common Shares used for tax withholding will be valued at an amount equal to the market value per share of such Award Shares or Common Shares on the date the applicable amount is to be included in the Participant’s income. In no event will the market value per share of the Award Shares to be withheld pursuant to this Section 16 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.
     17. Governing Law. The laws of the State of Ohio will govern this Program and all matters related hereto. If any Participant or the Company institutes a suit or other legal proceedings, whether in law or equity with respect to this Program, the Company and such Participant irrevocably consents to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.
     18. Amendments, Etc. The Committee may amend the terms of any Award under the Program prospectively or retroactively, but subject to Section 15 hereof, no such amendment shall impair the rights of any Participant without his or her consent. The Program, the Equity Plan and the Notices of Grant contain the entire agreement between the Company and the Participants relating to the Program.
[signature on following page]

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Robert H. Gidel
Robert H. Gidel
Chairman of the Executive Compensation Committee

EXHIBIT A

Participants	Value Sharing Opportunities

Chairman & Chief Executive Officer (1 total)	0.7250% (72.50 basis points)
President & Chief Operating Officer (1 total)	0.5800% (58.00 basis points)
Senior Executive Vice Presidents (2 total)	0.1300% (13.00 basis points)
Executive Vice Presidents (5 total)	0.0725% (7.25 basis points)
Senior Vice Presidents (17 total)	0.0400% (4.00 basis points)
Vice Presidents (23 total)	0.0116% (1.16 basis points)

EXHIBIT B
DEVELOPERS DIVERSIFIED REALTY CORPORATION
NOTICE OF GRANT UNDER THE VALUE SHARING EQUITY PROGRAM
     The undersigned individual (the “Participant”) has been granted the following Award under the Developers Diversified Realty Corporation Value Sharing Equity Program (the “Program”):

Name of Participant:	__________________________________________

Award Grant Date:	__________________________________________

Measurement Periods in which Participant will participate:	__________________________________________
__________________________________________

Value Sharing Opportunity:	__________________________________________

Vesting Schedule:	__________________________________________
__________________________________________
__________________________________________
     By the Participant’s signature and the signature of the Company representative below, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Program (the provisions of which are incorporated herein by reference) and the Equity Plan, copies of both of which are attached to and made a part of this document, which document shall constitute the agreement or other instrument evidencing the Award as required under the Equity Plan. The Participant shall have such rights regarding his or her election to settle any tax withholding obligations with Award Shares or Common Shares as are described in Section 16 of the Program. Capitalized terms used in this document without definitions shall have the meanings given to those terms in the Program.

PARTICIPANT	DEVELOPERS DIVERSIFIED REALTY CORPORATION

Participant’s Signature
By:

Participant’s Printed Name	Its: